EXHIBIT 99.3

                           [AMERICAN EXPRESS(R) LOGO]

                                      2008
                                  FIRST QUARTER
                               EARNINGS SUPPLEMENT

























THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") FIRST QUARTER 2008 EARNINGS RELEASE.

THIS PRESENTATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 20 OF THIS SUPPLEMENT, PAGES 63-64 IN THE COMPANY'S 2007 ANNUAL REPORT TO SHAREHOLDERS AND IN ITS 2007 ANNUAL REPORT ON FORM 10-K, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                   HIGHLIGHTS

FINANCIAL RESULTS

- First quarter diluted EPS from continuing operations of $0.84 decreased 7% versus $0.90 last year. Revenues net of interest expense rose 11%. For the trailing 12 months, return on equity (ROE) was 36%.

     -    1Q '07 Income from continuing operations included:

          -- An $80MM ($50MM after-tax) net benefit in connection with the initial adoption of a new accounting standard, SFAS No. 155, that required the Company to record changes in the fair market value of its retained subordinated interest in securitized loans (or interest-only strip) in the income statement; and

          -- A $63MM ($39MM after-tax) gain relating to amendments to the Company's U.S. pension plans, effective July 1, 2007, that reduced projected pension obligations to plan participants.

     - 1Q '08 and 1Q '07 Income from continuing operations included $10MM ($7MM after-tax) and $32MM ($21MM after-tax), respectively, of reengineering costs related to restructuring efforts primarily within the Corporate & Other segment in 1Q '08, and our U.S. Card Services ("USCS"), International Card Services ("ICS"), Global Commercial Card Services ("GCS") and Corporate & Other segments in 1Q '07.

     - The Discontinued Operations line in the Consolidated Financial Statements contains the results, assets and liabilities related to various business sales. This primarily includes the results from American Express Bank ("AEB"), which was sold to Standard Chartered PLC ("Standard Chartered") in 1Q '08, as discussed further on page 2.

          -- 1Q '08 results reflected $17MM of income from discontinued operations due primarily to a net gain on the sale of AEB versus $38MM of losses last year, which reflected AEB reserves for regulatory and legal exposures.

     - Including discontinued operations, diluted EPS on a net income basis of $0.85 decreased 2% versus last year.

BUSINESS METRICS

-    Compared with the first quarter of 2007:

     - Worldwide billed business of $166.4B increased 14% on relatively strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar resulted in a 3% benefit within the reported worldwide growth rate.

     - Worldwide total cards in force of 88.0MM increased 10%, up 8.1MM from last year and 1.6MM during 1Q '08, on continued proprietary and network card growth.

     - Worldwide average spending per proprietary basic card in force increased 6% versus last year despite the suppressing effect of a more difficult U.S. economy and substantial card additions over the past few years, which were partially offset by the translation benefit of a weaker U.S. dollar.

     - Worldwide lending balances of $49.6B on an owned basis increased 17%; on a managed basis, worldwide lending balances of $75.2B were up 19%.

CAPITAL RETURNED TO SHAREHOLDERS

- Including share repurchases and dividends, during 1Q '08 we returned 38% of capital generated to shareholders. On a cumulative basis, since 1994, we have returned 70% of capital generated.

     - Share Repurchases: During 1Q '08, 5MM shares were repurchased, versus 14MM shares in 4Q '07 and 16MM shares in 1Q '07. Share repurchases were reduced in 1Q '08 in order to allow the capital generated through earnings to help fund the acquisition of the Corporate Payment Services ("CPS") business from GE Money, a unit of General Electric Company ("GE"). Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares, including purchases made under agreements with third parties.

     -    Actual Share Activity:

                                                    MILLIONS OF SHARES
                                                 ------------------------
                                                 1Q '08   4Q '07   1Q '07
                                                 ------   ------   ------
Shares outstanding - beginning of period          1,158    1,169    1,199
Repurchase of common shares                          (5)     (14)     (16)
Employee benefit plans, compensation and other        5        3        5
                                                  -----   ------    -----
Shares outstanding - end of period                1,158    1,158    1,188
                                                  =====    =====    =====

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                   HIGHLIGHTS


ITEMS OF NOTE

     Acquisition of CPS: On March 28, 2008, the Company completed an agreement with GE Money to purchase GE's commercial card and corporate purchasing business unit, CPS, for $1.1B in cash and the repayment of $1.2B in CPS debt. CPS has card relationships with GE as well as more than 300 large corporate clients, which cumulatively generated over $14B in global purchase volume in 2007. CPS primarily offers charge card products similar to those offered by the Company's GCS segment. The Company expects that this acquisition will be additive to revenue growth, and will have a minor dilutive impact on both EPS and ROE in the early years following the transaction. This dilution estimate assumes that the cash used for the acquisition would otherwise be used for the repurchase of American Express common shares.

     Given the completion date of the transaction, there is no material impact on the Consolidated Income Statement in 1Q '08, although the cash payment, total receivables of $1.3B and goodwill and other intangible assets of $1.0B related to the transaction have been reflected on the Consolidated Balance Sheet. The receivables have initially been recorded within the "other receivables" ($1.2B) and "other loans" ($0.1B) lines on the Consolidated Balance Sheet. As underlying cardmember relationships migrate to AXP products over the coming quarters, the associated receivables will be reflected in the "cardmember receivables" and "cardmember lending" lines on the Consolidated Balance Sheet. As the receivables are related to commercial card relationships, they are reflected within the GCS segment, while the loans, related to small business relationships, are reflected within the USCS segment. The goodwill and intangible assets are recorded in the "other assets" line on the Consolidated Balance Sheet, and have been preliminarily allocated to the GCS ($1.0B) and USCS ($22MM) segments, respectively. These allocations are expected to be finalized in 2Q '08.

- Visa Litigation Settlement: On November 7, 2007, the Company announced that it had entered into an agreement with Visa Inc., Visa USA and Visa International (collectively, "Visa") to remove Visa and certain of its member banks as defendants in the Company's lawsuit against MasterCard International, Inc. ("MasterCard"), Visa and their member banks. The lawsuit alleges MasterCard, Visa and their member banks illegally blocked the Company from the bank-issued card business in the United States. Under the terms of the settlement agreement, the Company will receive an aggregate maximum payment of $2.25B. The initial payment of $1.1B ($700MM after-tax), which was received in 1Q '08, was recorded in 4Q '07 as a reduction to the "other, net expenses" line within the Corporate & Other segment. The remaining payments, payable in installments of up to $70MM ($43MM after-tax) per quarter over the next four years, are subject to achieving certain quarterly performance criteria within the U.S. Global Network Services ("GNS") business which the Company is optimistic it is positioned to meet. During 1Q '08 this performance criteria was met, and therefore, the first quarterly installment of $70MM was also recorded as a reduction to the "other, net expenses" line within the Corporate & Other segment.

- AEB and American Express International Deposit Corp. ("AEIDC"): On September 18, 2007, the Company announced that it entered into an agreement to sell its international banking subsidiary, AEB, and AEIDC, a subsidiary which issues investment certificates to AEB's customers, to Standard Chartered. On February 29, 2008, Standard Chartered completed its purchase of the AEB portion of this transaction for an amount equal to the net asset value of the businesses that were sold plus $300MM, or approximately $823MM. As discussed above, the Company also expects to realize an additional amount representing the net asset value of AEIDC which is contracted to be sold to Standard Chartered through a put/call agreement. As of March 31, 2008, the net asset value of that business was $125MM. This value is expected to be realized through (i) dividends from the subsidiary to the Company and (ii) a subsequent payment from Standard Chartered based on the net asset value of AEIDC on the date the business is transferred, which will occur in July 2009.

     As a result of the agreement, beginning with 3Q '07, and for all prior periods, AEB results, assets and liabilities (except for certain components of the business which were not sold) were removed from the Corporate & Other segment and reported within Discontinued Operations on the Company's Consolidated Financial Statements. 1Q '08 results from Discontinued Operations included a gain, net of closing costs and adjustments to other comprehensive income for the businesses sold, of $11MM after-tax.
     1Q '08 results from continuing operations reflected a $29MM ($19MM after-tax) charge (including $7MM, or $5MM after-tax, of the previously mentioned reengineering costs) related to the exit of certain operations, which were not part of the AEB sale. AEIDC will continue to be reflected in continuing operations within the Corporate & Other segment until one year before the anticipated close of this portion of the transaction and, therefore, is expected to be reported within Discontinued Operations beginning in 3Q '08.

     The AEB sale agreement reduced the holding period for AEIDC investments and required reclassification of the portfolio from its previous available-for-sale status to its current trading status. The Company now reports changes in the market value of AEIDC's investment portfolio within the income statement until AEIDC is sold. As of December 31, 2007, AEIDC held investments of $2.7B, which included $1.6B of mortgage and other asset backed securities. Since December, AEIDC has actively worked to reduce risk within the portfolio, as sales and maturities totaling approximately $1.6B of the portfolio investments have been reinvested into cash equivalents. The Company's 1Q '08 results include losses due to mark-to-market adjustments and sales within the portfolio of $104MM ($68MM after-tax), primarily within its Alt-A securities portfolio. As of March 31, 2008, AEIDC owned $0.7B of mortgage and other asset backed securities.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 20%, reflecting increased marketing and promotion expenses and higher volume-driven rewards costs. Marketing expenses reflect higher business-building investments versus a reduced spending level in 1Q'07; the higher rewards costs reflect volume growth and continued strong cardmember program participation.

- Total Interest Income: Increased 14%, due to growth in the cardmember loan portfolio partially offset by a lower portfolio yield.

- Total Interest Expense: Increased 9%, reflecting increased debt funding levels in support of growth in cardmember receivable and lending balances partially offset by a lower cost of funds, due to the benefit of lower market interest rates on variably priced debt.

- Total Provisions for Losses and Benefits: Increased 48% due to an increase in write-off and delinquency rates versus last year, reflecting the more difficult U.S. credit environment, in addition to loan and business volume growth.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                   HIGHLIGHTS

- Human Resources Expense: Increased 13%, reflecting the impact of a higher level of employees, merit increases and greater benefit-related costs, as well as the 1Q '07 pension-related gain.

     - Compared with last year, the total employee count from continuing operations of 65,700 increased by 2,500 employees, or 4%. Compared with last quarter, the employee count increased by 900 employees. The increases versus last year and last quarter primarily reflect employee additions related to business growth, various customer service and sales force related initiatives and the acquisition of Farrington American Express Travel Services Ltd. ("FAE Travel") in 3Q '07.

EXPANDED PRODUCTS AND SERVICES

- During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network business we:

     - Signed agreements with Heartland Payment Systems and Nova Information Systems to offer a streamlined process for new small and mid-sized merchants to accept American Express Cards. New merchants will have a single source for statements, settlement and customer service for all major card brands.

     - Expanded the OPEN Savings program with the launch of Internet services partners Yahoo! Search Marketing, Yahoo! Small Business and StubHub, the world's largest online marketplace for tickets. Through these partnerships, business owners can reduce their costs of doing business with discounts of 5% on Yahoo! Search Marketing and Yahoo! Small Business services and a 3% discount on StubHub ticket purchases.

     - With Fresh & Easy Neighborhood Market, announced a card acceptance agreement at all 59 Fresh & Easy stores throughout the U.S. Fresh & Easy Neighborhood Market is a subsidiary of U.K. based Tesco.

     - Announced an agreement with Fry's Electronics, Inc. to accept American Express Cards at all 34 Fry's stores throughout the U.S.

     - Launched PAY WITH MILES, an exclusive new built-in benefit for American Express Gold and Platinum Delta SkyMiles Credit Cardmembers. PAY WITH MILES allows Cardmembers to book flights on delta.com and use Miles to pay for all or part of a Delta ticket, with no blackout dates or inventory restrictions.

     - Announced that Preferred Travel of Naples, Inc., a full-service travel agency based in Naples, Florida, has joined the American Express U.S. Representative Travel Network.

     - Opened a new, larger travel counselor customer call center in Lawrenceville, GA.

     - Announced that AAA, North America's largest motoring and leisure travel organization, has agreed to exclusively endorse American Express Travelers Cheques, which are now available at participating AAA and Canadian Automobile Association (CAA) offices in the United States and Canada.

     - Launched "American Express Fashion Network," which provided exclusive, never-before-seen, live access to Mercedes-Benz Fashion Week.

     In our Global Network Services ("GNS") business we:

     - With our partner ICICI Bank, India's second largest bank, announced the launch of the ICICI Bank Ascent American Express Card, designed for consumers, and the ICICI Bank Business Ascent American Express Card, designed for entrepreneurs.

     - With our partner MBNA, announced the launch of two new airline cobrand cards in the United Kingdom with bmi, Heathrow's second largest airline.

     - With Maybank launched the American Express Platinum Credit Card in Malaysia.

     - Launched the Doha Bank Gold American Express Card, a premium co-branded card for Qatar residents. This marks the first co-branded card in Qatar for both American Express and Doha Bank.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                  CONSOLIDATED

(Preliminary)

                              STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Millions, except per share amounts)                        QUARTERS ENDED   PERCENTAGE
                                                               MARCH 31,      INC/(DEC)
                                                           ---------------   ----------
                                                             2008     2007
                                                           ------   ------
Revenues
   Discount revenue                                        $3,718   $3,355       11%
   Net card fees                                              567      484       17
   Travel commissions and fees                                494      437       13
   Other commissions and fees                                 622      536       16
   Securitization income, net                                 444      457       (3)
   Other                                                      356      387       (8)
                                                           ------   ------
      Total                                                 6,201    5,656       10
                                                           ------   ------
 Interest income
   Cardmember lending finance revenue                       1,625    1,368       19
   Other                                                      279      303       (8)
                                                           ------   ------
      Total                                                 1,904    1,671       14
                                                           ------   ------
         Total Revenues                                     8,105    7,327       11
                                                           ------   ------
Interest expense
   Cardmember lending                                         417      385        8
   Charge card and other                                      502      458       10
                                                           ------   ------
      Total                                                   919      843        9
                                                           ------   ------
Revenues net of interest expense                            7,186    6,484       11
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services    1,756    1,462       20
   Human resources                                          1,470    1,301       13
   Professional services                                      551      518        6
   Occupancy and equipment                                    375      328       14
   Communications                                             115      112        3
   Other, net                                                 296      293        1
                                                           ------   ------
      Total                                                 4,563    4,014       14
                                                           ------   ------
Provisions for losses and benefits
   Charge card                                                345      209       65
   Cardmember lending                                         809      574       41
   Other (including investment certificates)                  115       76       51
                                                           ------   ------
      Total                                                 1,269      859       48
                                                           ------   ------
Pretax income from continuing operations                    1,354    1,611      (16)
Income tax provision                                          380      516      (26)
                                                           ------   ------
Income from continuing operations                             974    1,095      (11)
Income (Loss) from discontinued operations, net of tax         17      (38)       #
                                                           ------   ------
Net income                                                 $  991   $1,057       (6)
                                                           ======   ======
EPS-Basic
   Income from continuing operations                       $ 0.84   $ 0.92       (9)
                                                           ======   ======
   Income (Loss) from discontinued operations                0.02    (0.03)       #
                                                           ======   ======
   Net Income                                              $ 0.86   $ 0.89       (3)
                                                           ======   ======
EPS-Diluted
   Income from continuing operations                       $ 0.84   $ 0.90       (7)
                                                           ======   ======
   Income (Loss) from discontinued operations                0.01    (0.03)       #
                                                           ======   ======
   Net Income                                              $ 0.85   $ 0.87       (2)
                                                           ======   ======
Average Shares Outstanding
   Basic                                                    1,153    1,187       (3)
                                                           ======   ======
   Diluted                                                  1,163    1,210       (4)
                                                           ======   ======

#    Denotes variance of more than 100%.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                  CONSOLIDATED

- Consolidated Revenues Net of Interest Expense: Consolidated revenues net of interest expense increased 11%, reflecting increases versus last year of 11% within USCS, 22% within ICS, 15% within GCS and 14% within GNMS. Revenues net of interest expense increased due to greater discount revenues, larger interest income, higher other commission and fees, increased net card fees and greater travel commissions and fees, partially offset by increased interest expense, lower other revenues and lower securitization income, net. Translation of foreign currency benefited the revenues net of interest expense growth rate by approximately 3%.

- Consolidated Expenses: Consolidated expenses increased 14%, reflecting an increase of 17% within USCS, 21% within ICS, 12% within GCS and 21% within GNMS. The total expense growth reflected higher marketing, promotion, rewards and cardmember services expense, greater human resources expense, higher professional services expense and increased occupancy and equipment costs. Translation of foreign currency contributed approximately 3% to the expense growth rate.

- Consolidated Provisions for Losses and Benefits: Consolidated provisions for losses and benefits increased 48% versus last year, reflecting an increase of 52% in USCS, 24% in ICS and more than 100% in GCS and GNMS. Provisions rose primarily due to increases in write-off and delinquency rates versus last year, reflecting the more difficult U.S. credit environment, and higher loan and business volumes. Translation of foreign currency contributed approximately 2% to the provision growth rate.

- Pre-Tax Margin: Was 18.8% in 1Q '08 compared with 15.3% in 4Q '07 and 24.8% in 1Q '07.


- Effective Tax Rate: Was 28% in 1Q '08 versus 26% in 4Q '07 and 32% in 1Q '07. The 1Q '08 rate reflects the resolution of certain tax items from prior years. The 4Q '07 rate reflects certain revisions in the annual tax provision principally related to estimates in prior quarters.

- Discount Revenue: Rose 11% on a 14% increase in billed business. The slower revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, and higher cash-back rewards costs and corporate incentive payments.

     - The average discount rate* was 2.57% in 1Q '08, 2.54% in 4Q '07 and 2.58% in 1Q '07. The increase versus 4Q '07 reflects the normal seasonal impact of a relatively lower proportional level of retail-related business volumes. As indicated in prior quarters, selective repricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                       QUARTERS ENDED   PERCENTAGE
                                          MARCH 31,      INC/(DEC)
                                      ---------------   ----------
                                       2008     2007
                                      ------   ------
Card billed business* (billions):
   United States                      $114.6   $105.4        9%
   Outside the United States            51.8     40.8       27
                                      ------   ------
   Total                              $166.4   $146.2       14
                                      ======   ======
Total cards in force (millions):
   United States                        52.9     49.3        7
   Outside the United States            35.1     30.6       15
                                      ------   ------
   Total                                88.0     79.9       10
                                      ======   ======
Basic cards in force (millions):
   United States                        41.4     38.1        9
   Outside the United States            30.2     26.0       16
                                      ------   ------
   Total                                71.6     64.1       12
                                      ======   ======
Average basic cardmember spending**
   United States                      $3,087   $3,036        2
   Outside the United States          $2,723   $2,285       19
   Total                              $2,984   $2,817        6

* For additional information about billed business and discount rate calculations, please refer to the First Quarter 2008 Earnings Release, American Express Company Selected Statistical Information pages.

**   Proprietary card activity only.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                  CONSOLIDATED

Worldwide Billed Business: The 14% increase in worldwide billed business reflected an 8% increase in USCS, a 21% increase in ICS, a 13% increase in GCS and a 50% increase in GNS partner volume. The table below summarizes selected billed business related statistics for 1Q '08:

                                                                              PERCENTAGE INCREASE
                                                                                  ASSUMING NO
                                                                 PERCENTAGE    CHANGES IN FOREIGN
                                                                  INCREASE       EXCHANGE RATES
                                                                 ----------   -------------------
WORLDWIDE*
   Billed Business                                                   14%              11%
   Average spending per proprietary basic card                        6                3
   Basic cards-in-force                                              12
U.S.*
   Billed Business                                                    9
   Average spending per proprietary basic card                        2
   Basic cards-in-force                                               9
   Proprietary consumer card billed business**                        7
   Proprietary small business billed business**                      11
   Proprietary Corporate Services billed business***                  8
OUTSIDE THE U.S.*
   Billed Business                                                   27               15
   Average spending per proprietary basic card                       19                8
   Basic cards-in-force                                              16
   Proprietary consumer and small business billed business****       21                9
   Proprietary Corporate Services billed business***                 22               10

* Captions not designated as "proprietary" include both proprietary and GNS data.

**   Included in USCS.

***  Included in GCS.

**** Included in ICS.

          -- U.S. non-T&E-related volume categories (which represented approximately 68% of 1Q '08 U.S. billed business) grew 11%, while T&E volumes rose 8%.

          -- U.S. airline-related volume, which represented approximately 11% of total U.S. volumes during the quarter, increased 10% due to a 1% increase in transactions and a 9% increase in the average airline charge.

          -- Worldwide airline volumes, which represented approximately 12% of total volumes during the quarter, increased 11% on 4% growth in transactions and a 7% increase in the average airline charge.

          -- Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected proprietary growth in Asia Pacific and Canada in the high single-digits, growth in Europe in the low double-digits and growth in Latin America in the mid teens.

     - Total cards in force: Rose 10% worldwide due to an increase of 6% in USCS, a 3% increase in ICS, a 3% increase in GCS and a 33% increase in GNS. Continued strong card acquisitions within proprietary and GNS activities, as well as continued solid average customer retention levels, were partially offset by the suppressing effect of credit-related actions.

          -- 600K and 1.0MM net cards were added during the quarter in the U.S. and the non-U.S. businesses, respectively.

- Net Card Fees: Increased 17% due to card growth and a higher average card fee.

- Travel Commissions and Fees: Increased 13%, reflecting a 16% increase in worldwide travel sales.

- Other Commissions and Fees: Rose 16% on higher card-related assessments and conversion revenues.

- Securitization Income, Net: Decreased 3% primarily due to the increase in write-offs and a smaller increase in the fair value of the interest-only strip this year compared to last year, due in part to the initial adoption of SFAS No. 155. This was substantially offset by higher finance charge and servicing fee revenues due to a greater average balance of securitized loans, as well as lower interest expense. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related interest-only strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                  CONSOLIDATED

-    Components of Securitization Income, Net:

                                       QUARTERS ENDED  PERCENTAGE
                                          MARCH 31,     INC/(DEC)
                                       --------------   ----------
                                            2008           2007
                                            ----           ----
(millions)
Excess spread, net*                         $310   $339    (9)%
Servicing fees                               127    102    25
Gains on sales from securitizations**          7     16   (56)
                                            ----   ----
Total securitization income, net            $444   $457    (3)
                                            ====   ====

#    Denotes variance of more than 100%.

* Excess spread, net is the net positive cash flow from interest and fee collections allocated to the investors' interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and the changes in the fair value of the interest-only strip.

** Excludes $140MM and ($68MM) of impact from cardmember loan sales and maturities in 1Q '08, as well as $35MM and ($20MM) of impact from cardmember loan sales and maturities in 1Q '07, reflected in provisions for losses for each respective period.

- The average balance of Cardmember lending securitizations was $25.5B in 1Q '08, compared with $20.4B in 1Q '07.

- Other Revenues: Decreased 8% due to $104MM of losses related to mark-to-market adjustments and sales within the AEIDC investment portfolio partially offset by higher network partner-related and publishing revenues.

- Cardmember Lending Finance Revenue: Increased 19% on 20% growth in average worldwide lending balances partially offset by a slightly lower portfolio yield, due to the impact of reduced market interest rates on variably priced loans.

- Other Interest Income: Decreased 8%, reflecting interest income on the Company's loan to Delta Air Lines that was moved to accrual status in 1Q '07 and repaid in April 2007.

- Cardmember Lending Interest Expense: Increased 8%, reflecting higher lending balances partially offset by a lower cost of funds.

- Charge Card and Other Interest Expense: Increased 10%, reflecting increased receivable and liquidity-related funding levels, partially offset by a lower cost of funds.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 20%, reflecting greater marketing and promotion expenses versus a reduced spending level in 1Q '07, and higher volume-driven rewards costs.

- Human Resources Expense: Increased 13% due to a higher level of employees, merit increases and greater benefit-related costs, as well as the 1Q '07 pension-related gain.


- Professional Services Expense: Increased 6% due to higher credit collection expenses.

- Occupancy and Equipment Expense: Rose 14% on costs associated with higher business and service-related volumes.

-    Communications Expense: Increased 3%.

- Other, Expense Net: Increased 1% as a result of higher litigation-related and other expenses partially offset by the $70MM of income related to the Visa litigation settlement.

- Charge Card Provision for Losses: Increased 65%, primarily reflecting higher write-off and delinquency rates versus last year, resulting from the more difficult U.S. credit environment, as well as business volume growth.

     -    Worldwide Charge Card:*

          -- The loss ratio increased versus last year and was unchanged versus last quarter. The past due rate increased versus last year and last quarter.

                                          3/08     12/07    3/07
                                         ------   ------   ------
Net loss ratio as a % of charge volume    0.25%     0.25%   0.23%
90 days past due as a % of receivables     3.3%      3.0%    2.9%

                                          3/08     12/07    3/07
                                         ------   ------   -----
Total Receivables (billions)             $ 39.0   $ 40.1   $36.5
Reserves (millions)                      $1,221   $1,149   $ 979
% of receivables                            3.1%     2.9%    2.7%
% of 90 day past due accounts                96%    95%       93%

* There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                  CONSOLIDATED

- Cardmember Lending Provision for Losses: Increased 41% due to higher write-off and delinquency rates within the U.S. and increased loan volumes.

     -    Worldwide Lending:*

          -- The write-off and past due rates increased versus last year and last quarter.

                                    3/08     12/07    3/07
                                   ------   ------   ------
Net write-off rate                    5.5%     4.5%     4.1%
30 days past due as a % of loans      3.8%     3.4%     3.0%

                                    3/08     12/07    3/07
                                   ------   ------   -----
Total Loans (billions)             $ 49.6   $ 54.5   $ 42.3
Reserves (millions)                $1,919   $1,831   $1,271
% of total loans                      3.9%     3.4%     3.0%
% of 30 days past due accounts        101%     100%     100%

* All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the First Quarter 2008 Earnings Release on the American Express Company Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

-    Other (including investment certificates) Provision for Losses and
     Benefits: Increased 51%, reflecting a reduction in merchant-related reserves in 1Q '07, primarily attributable to Delta Air Lines' emergence from bankruptcy, as well as additional merchant-related reserves in 1Q '08 due to the generally weaker U.S. economic conditions.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                                  CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets". The Company's consolidated tangible common equity amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company calculates total adjusted assets as of the end of any fiscal quarter as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of March 31, 2008 the Company's tangible common equity was $9B and its total adjusted assets were $161B. As of March 31, 2008 the consolidated assets, as reflected on the Company's balance sheet, were $135B.

                                CORPORATE & OTHER

-- Net expense was $56MM in 1Q '08 compared with net income of $536MM in 4Q '07 and net expense of $16MM in 1Q '07.

     -    The 1Q '08 expense reflects the impact of the following items:

          -- $43MM of after-tax income related to the Visa litigation settlement;

          -- A $68MM after-tax loss related to mark-to-market adjustments and sales within the AEIDC investment portfolio; and

          -- A $19MM after-tax charge (including $5MM of the reengineering costs noted below) related to the exit of certain AEB operations not sold.

     -    The 4Q '07 income reflects the impact of the following items:

          -- A $700MM after-tax gain due to the initial payment of the Visa litigation settlement;

          --   A $46MM after-tax expense for litigation-related costs;

          -- A $31MM after-tax expense for a contribution to the American Express Charitable Fund;

          -- A $16MM after-tax expense due to mark-to-market adjustments and sales within the AEIDC investment portfolio; and

          -- A $4MM after-tax cost for incremental business-building initiatives.

     - The 1Q '08 and 1Q '07 expense includes $10MM and $3MM after-tax of reengineering costs, respectively.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                               U.S. CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)
                                                  QUARTERS ENDED   PERCENTAGE
                                                     MARCH 31,     INC/(DEC)
                                                  --------------   ----------
(millions)                                          2008   2007
                                                    ----   ----
Revenues
   Discount revenue, net card fees and other      $2,605  $2,414       8%
   Cardmember lending finance revenue              1,206   1,055      14
   Securitization income, net                        444     457      (3)
                                                  ------  ------     ---
      Total revenues                               4,255   3,926       8
   Interest expense:
      Cardmember lending                             345     313      10
      Charge card and other                          188     249     (24)
                                                   ------  -----     ----
 Revenues net of interest expense                  3,722   3,364      11
                                                  ------   -----     ----
Expenses
   Marketing, promotion, rewards and cardmember
   services                                        1,144     944      21
   Human resources and other operating expenses      906     808      12
                                                  ------  ------     ---
      Total                                        2,050   1,752      17
                                                  ------  ------     ---
Provisions for losses                                881     581      52
                                                  ------  ------     ---
Pretax segment income                                791   1,031     (23)
Income tax provision                                 268     387     (31)
                                                  ------  ------     ---
Segment income                                    $  523  $  644     (19)
                                                  ======  ======     ===

#    Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                  QUARTERS ENDED   PERCENTAGE
                                                     MARCH 31,      INC/(DEC)
                                                  ---------------  ----------
                                                   2008     2007
                                                  ------   ------
Card billed business (billions)                   $ 92.1   $ 85.2       8%
Total cards in force (millions)                     43.8     41.5       6
Basic cards in force (millions)                     32.7     30.7       7
Average basic cardmember spending* (dollars)      $2,838   $2,801       1
Segment capital (millions)**                      $4,517   $4,498      --
Return on segment capital**                         37.9%    50.2%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill of $175MM and $168MM and other intangibles of $26MM and none in 1Q '08 and 1Q '07, respectively. Segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

     - Billed Business: The 8% increase in billed business reflects a 1% increase in average spending per proprietary basic card and 7% growth in basic cards in force.

          -- Within the U.S. consumer business, billed business grew 7%; small business volumes rose 11%.

     - Total cards in force: Increased by 2.3MM, or 6%, versus last year on continued strong card acquisition activity and retention levels, which were partially offset by the suppressing effect of credit-related actions.

P&L DISCUSSION:

- Net Income: Decreased 19% as revenues net of interest expense rose 11%, expenses increased 17% and provisions for losses increased 52%.

     -    1Q '07 included the following items:

          -- An $80MM ($50MM after-tax) net benefit from the initial adoption of SFAS No. 155;

          --   A $36MM ($22MM after-tax) pension-related gain; and

          --   $14MM ($9MM after-tax) of reengineering expenses.

     - Pre-tax Margin: Was 21.3% in 1Q '08 versus (1.1%) in 4Q '07 and 30.6% in 1Q '07.

     - Effective Tax Rate: Was 34% in 1Q '08 compared to 118% in 4Q '07 and 38% in 1Q '07. The lower rate in 1Q '08 reflects the resolution of certain tax items from prior years. The higher rate in 4Q '07 reflects the impact of significant charges related to the Membership Rewards(R) liability, credit and incremental business-building costs on pretax income, as well as benefits related to certain revisions in the annual tax provision related to estimates in prior quarters.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                               U.S. CARD SERVICES

- Discount Revenue, Net Card Fees and Other: Increased 8% largely due to greater billed business volumes, higher net card fees, increased other commissions and fees and greater travel revenues partially offset by lower other investment and interest income.

- Cardmember Lending Finance Revenue: Increased 14% on 20% growth in average owned lending balances partially offset by a lower portfolio yield, due to the impact of reduced market interest rates on variably priced loans.

- Securitization Income, Net: Decreased 3% primarily due to the increase in write-offs and a smaller increase in the fair value of the interest-only strip this year compared to last year, due in part to the initial adoption of SFAS No. 155. This was substantially offset by higher finance charge and servicing fee revenues due to a greater average balance of securitized loans, as well as lower interest expense. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related interest-only strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

- Cardmember Lending Interest Expense: Increased 10% on greater loan balances partially offset by a lower cost of funds.

- Charge Card and Other Interest Expense: Decreased 24% due to a lower cost of funds partially offset by a larger receivable balance.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 21% due to higher marketing and promotion expenses versus a reduced spending level in 1Q '07, and greater volume-related reward costs.

- Human Resources and Other Operating Expenses: Increased 12% due to increased human resources expense, which reflected a higher level of employees in the Consumer Travel Network and the 1Q '07 pension-related gain, as well as greater other operating expenses.

- Provisions for Losses: Increased 52%, reflecting the impact of higher write-off and delinquency rates as well as loan and business volume growth.

     -    Charge Card: *

          -- The loss ratio increased versus last year and was unchanged versus last quarter. The past due rate increased versus last year and last quarter.

                                          3/08   12/07   3/07
                                         -----   -----   -----
Total Receivables (billions)             $19.2   $21.4   $19.0
Net loss ratio as a % of charge volume    0.35%   0.35%   0.25%
90 days past due as a % of total           4.6%    3.9%    3.8%

     -    Cardmember Lending: **

          -- The write-off and past due rates increased versus last year and last quarter.

                                    3/08   12/07    3/07
                                   -----   -----   -----
Total Loans (billions)             $38.1   $43.3   $33.0
Net write-off rate                   5.5%    4.3%    3.7%
30 days past due as a % of loans     4.1%    3.5%    2.9%

* There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

** Owned basis. See pages 12-13 for "Managed Basis" Cardmember lending information.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                               U.S. CARD SERVICES

MANAGED BASIS

For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), cardmember lending finance revenue, cardmember lending interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember lending finance revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                             QUARTERS ENDED   PERCENTAGE
                                                                MARCH 31,      INC/(DEC)
                                                            ---------------   ----------
(millions)                                                   2008     2007
                                                            ------   ------
-    Discount revenue, net card fees and other:
        Reported for the period (GAAP)                      $2,605   $2,414         8%
        Securitization adjustments                              73       87       (16)
                                                            ------   ------
        Managed discount revenue, net card fees and other   $2,678   $2,501         7
                                                            ======   ======

-    Cardmember lending finance revenue:
        Reported for the period  (GAAP)                     $1,206   $1,055        14
        Securitization adjustments                             903      757        19
                                                            ------   ------
        Managed cardmember lending finance revenue          $2,109   $1,812        16
                                                            ======   ======

-    Securitization income, net:
        Reported for the period (GAAP)                      $  444   $  457       (3)
        Securitization adjustments                            (444)    (457)      (3)
                                                            ------   ------
        Managed securitization income, net                  $   --   $   --       --
                                                            ======   ======

-    Cardmember lending interest expense:
        Reported for the period  (GAAP)                     $  345   $  313       10
        Securitization adjustments                             220      273      (19)
                                                            ------   ------
        Managed cardmember lending interest expense         $  565   $  586       (4)
                                                            ======   ======

-    Provisions for losses:
        Reported for the period (GAAP)                      $  881   $  581       52
        Securitization adjustments                             387      205       89
                                                            ------   ------
        Managed provisions for losses                       $1,268   $  786       61
                                                            ======   ======

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                               U.S. CARD SERVICES

MANAGED P&L DISCUSSION

- Discount Revenue, Net Card Fees and Other: Increased 7% largely due to greater billed business volumes, higher net card fees, increased other commissions and fees and greater travel revenues partially offset by lower other investment and interest income.

- Cardmember Lending Finance Revenue: Increased 16% on 21% growth in average lending balances partially offset by a lower portfolio yield.

- Cardmember Lending Interest Expense: Decreased 4% due to a lower cost of funds partially offset by higher lending balances.

- Provisions for Losses: Increased 61%, reflecting the impact of higher write-off and delinquency rates and loan and business volume growth.

     -    Cardmember Lending: *

          -- Both the write-off and past due rates increased versus last year and last quarter.

                                    3/08   12/07    3/07
                                   -----   -----   -----
Total Loans (billions)             $63.7   $66.0   $53.9
Net write-off rate                   5.3%    4.3%    3.7%
30 days past due as a % of loans     3.7%    3.2%    2.8%

* Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis," as presented on page 11.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                           INTERNATIONAL CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)

                                                            QUARTERS ENDED   PERCENTAGE
                                                               MARCH 31,      INC/(DEC)
                                                           ---------------   ----------
(millions)                                                  2008     2007
                                                           ------   -----
Revenues
   Discount revenue, net card fees and other               $  992   $  828       20%
   Cardmember lending finance revenue                         415      310       34
                                                           ------   ------
         Total revenues                                     1,407    1,138       24
   Interest expense:
      Cardmember lending                                      147      109       35
      Charge card and other                                    65       50       30
                                                           ------   ------
Revenues net of interest expense                            1,195      979       22
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services      358      281       27
   Human resources and other operating expenses               491      418       17
                                                           ------   ------
         Total                                                849      699       21
                                                           ------   ------
Provisions for losses                                         229      184       24
                                                           ------   ------
Pretax segment income                                         117       96       22
Income tax (benefit)                                          (16)      (6)       #
                                                           ------   ------
Segment income                                             $  133   $  102       30
                                                           ======   ======

#    Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                QUARTERS ENDED   PERCENTAGE
                                                   MARCH 31,      INC/(DEC)
                                               ---------------   ----------
                                                2008     2007
                                               ------   ------
Card billed business (billions)                $ 26.1   $ 21.5       21%
Total cards in force (millions)                  16.1     15.7        3
Basic cards in force (millions)                  11.4     11.2        2
Average basic cardmember spending* (dollars)   $2,309   $1,926       20
Segment capital (millions)**                   $2,041   $1,840       11
Return on segment capital**                      16.4%    20.9%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill of $519MM in both 1Q '08 and 1Q '07, and other intangibles of $16MM and $24MM, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

     - Billed Business: The 21% increase in billed business reflects a 20% increase in average spending per proprietary basic card and a 2% increase in basic cards in force.

          -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card in force increased 9% and 8%, respectively. Volume growth within the major geographic regions ranged from growth in the mid single-digits to the low double-digits.

     -    Total cards in force: Increased by 400K, or 3%, versus last year.

P&L DISCUSSION

o Net Income: Increased 30% versus last year as revenues net of interest expense increased 22%, expenses rose by 21% and provisions for losses increased 24%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     -    1Q '07 included $2MM ($1MM after-tax) of the pension-related gain.

     - 1Q '08 included $1MM ($1MM after-tax) of reengineering reversals versus $8MM ($5MM after-tax) of reengineering expense in 1Q '07.

     -    Pre-tax Margin: Was 9.8% in 1Q '08 and 1Q '07 versus (15.2%) in 4Q
          '07.

     - Effective Tax Rate: Was (14%) in 1Q '08 versus 62% in 4Q '07 and (6%) in 1Q '07. As indicated in previous quarters, this segment reflects an overall tax benefit which will likely continue going forward since our internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside the U.S. The higher rate in 4Q '07 reflected the impact of significant charges on pretax income related to the Membership Rewards liability and incremental business-building costs.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                           INTERNATIONAL CARD SERVICES

- Discount Revenue, Net Card Fees and Other: The increase of 20% versus 1Q '07 was driven primarily by the higher level of card spending, increased net card fees, higher other commissions and fees, greater other revenues and increased travel revenues.

- Cardmember Lending Finance Revenue: Increased 34% on 19% growth in average lending balances and a higher portfolio yield.

- Cardmember Lending Interest Expense: Increased 35% on higher loan balances and an increased cost of funds.

- Charge Card and Other Interest Expense: Increased 30%, reflecting a higher receivable balance and a greater cost of funds.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 27% on greater marketing and promotion expenses and higher volume-related rewards costs.

- Human Resources and Other Operating Expenses: Increased 17% primarily due to higher human resources expense, which reflected a higher level of employees and the 1Q '07 pension-related gain, increased other operating expenses and greater professional service and occupancy and equipment expenses.

- Provisions for Losses: Increased 24% as loan and business volume growth was partially offset by lower write-off and past due rates.

     -    Charge Card: *

          -- The loss ratio decreased versus last year and was unchanged versus last quarter. The past due rate decreased versus last year, but increased versus last quarter.

                                          3/08   12/07    3/07
                                         -----   -----   -----
Total Receivables (billions)             $ 6.3   $ 6.6   $ 5.4
Net loss ratio as a % of charge volume    0.21%   0.21%   0.29%
90 days past due as a % of total           2.2%    1.8%    2.4%

     -    Cardmember Lending: *

          -- The write-off rate decreased versus last year and was unchanged versus last quarter. The past due rate decreased versus last year, but increased versus last quarter.

                                    3/08   12/07   3/07
                                   -----   -----   ----
Cardmember Loans (billions)        $11.4   $11.2   $9.3
Net write-off rate                   5.1%    5.1%   5.7%
30 days past due as a % of loans     3.0%    2.8%   3.1%

* There are no off-balance sheet Charge Card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the Charge Card and international lending portfolio are on an "Owned Basis."

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)

                                                            QUARTERS ENDED   PERCENTAGE
                                                               MARCH 31,      INC/(DEC)
                                                           ---------------   ----------
(millions)                                                  2008     2007
                                                           ------   ------
Revenues
   Discount revenue, net card fees and other               $1,250   $1,098       14%
                                                           ------   ------
   Charge card and other interest expense                     106      104        2
                                                           ------   ------
Revenues net of interest expense                            1,144      994       15
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services       86       83        4
   Human resources and other operating expenses               778      686       13
                                                           ------   ------
      Total                                                   864      769       12
                                                           ------   ------
Provisions for losses                                          62       30        #
                                                           ------   ------
Pretax segment income                                         218      195       12
Income tax provision                                           67       66        2
                                                           ------   ------
Segment income                                             $  151   $  129       17
                                                           ======   ======

#    Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                            QUARTERS ENDED   PERCENTAGE
                                                               MARCH 31,      INC/(DEC)
                                                           ---------------   ----------
                                                            2008     2007
                                                           ------   ------
Card billed business (billions)                            $ 32.8   $ 29.0       13%
Total cards in force (millions)                               6.9      6.7        3
Basic cards in force (millions)                               6.9      6.7        3
Average basic cardmember spending* (dollars)               $4,770   $4,343       10
Segment capital (millions)**                               $3,352   $2,128       58
Return on segment capital**                                  23.2%    25.7%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill of $1.6B and $742MM and other intangibles of $344MM and $123MM in 1Q '08 and 1Q '07, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

     - Billed Business: The 13% increase in billed business reflects a 10% increase in average spending per proprietary basic card and a 3% increase in basic cards in force.

          -- Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic card in force increased 9% and 6%, respectively. Volume growth of 8% within the U.S. compared to growth within the Company's other major geographic regions ranging from the high single-digits to high-teens.

     -    Total cards in force: Increased by 200K, or 3%, versus last year.

P&L DISCUSSION

o Net Income: Increased 17% versus last year as revenues net of interest expense increased 15%, expenses rose by 12% and provisions for losses grew more than 100%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     -    1Q '07 included $19MM ($12MM after-tax) of the pension-related gain.

     - 1Q '08 included $3MM ($2MM after-tax) of reengineering reversals versus $4MM ($3MM after-tax) of reengineering expense in 1Q '07.

     - Pre-tax Margin: Was 19.1% in 1Q '08 versus 12.8% in 4Q '07 and 19.6% in 1Q '07.

     - Effective Tax Rate: Was 31% in 1Q '08 versus 24% in 4Q '07 and 34% in 1Q '07. The 4Q '07 rate reflects certain revisions in the annual tax provision related to estimates in prior quarters.

o Discount Revenue, Net Card Fees and Other: The increase of 14% versus 1Q '07 was driven primarily by the higher level of card spending, greater travel revenues and higher other commissions and fees.

o Charge Card and Other Interest Expense: Increased 2% on a larger receivable balance partially offset by a lower cost of funds.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

o Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 4%, reflecting higher volume-related rewards costs.

o Human Resources and Other Operating Expenses: Increased 13%, primarily due to higher other operating expense and greater human resources expense, which reflected the 1Q '07 pension-related gain.

o Provisions for Losses: Increased more than 100% reflecting higher loss and delinquency rates and greater business volumes.

     -    Charge Card: *

          -- The loss ratio increased versus last year and was unchanged versus last quarter. The past due rate increased versus last year, but decreased versus last quarter.

                                          3/08   12/07    3/07
                                         -----   -----   -----
Total Receivables (billions)             $12.8   $11.4   $11.7
Net loss ratio as a % of charge volume    0.12%   0.12%   0.10%
90 days past due as a % of total           1.7%    2.1%    1.6%

* There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

(Preliminary)

                                                   QUARTERS ENDED   PERCENTAGE
                                                      MARCH 31,      INC/(DEC)
                                                  ---------------   ----------
(millions)                                         2008     2007
                                                  ------   ------
Revenues
   Discount revenue, fees and other               $  942   $  800       18%
                                                  ------   ------
   Interest expense:
      Cardmember lending                             (26)     (28)      (7)
      Other                                          (35)     (49)     (29)
                                                  ------   ------
Revenues net of interest expense                   1,003      877       14
                                                  ------   ------
Expenses
   Marketing and promotion                           136      129        5
   Human resources and other operating expenses      495      393       26
                                                  ------   ------
      Total                                          631      522       21
                                                  ------   ------
Provisions for losses                                 37      (19)       #
                                                  ------   ------
Pretax segment income                                335      374      (10)
Income tax provision                                 112      138      (19)
                                                  ------   ------
Segment income                                    $  223   $  236       (6)
                                                  ======   ======

#    Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                   QUARTERS ENDED   PERCENTAGE
                                                      MARCH 31,      INC/(DEC)
                                                  ---------------   ----------
                                                    2008    2007
                                                  ------   ------
Global card billed business* (billions)           $166.4   $146.2       14%
Segment capital (millions)**                      $1,167   $  989       18
Return on segment capital**                         91.3%    69.2%

Global Network Services:
Card billed business (billions)                   $ 15.7    $10.5       50%
Total cards in force (millions)                     21.2     16.0       33

* Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.

** Segment capital includes an allocation attributable to goodwill of $27MM in both 1Q '08 and 1Q '07 and other intangibles of $10MM and $6MM, respectively. Segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

P&L DISCUSSION

o Net Income: Decreased 6% as revenues net of interest expense grew 14%, expenses rose 21% and provisions for losses increased more than 100%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     -    1Q '07 included $5MM ($3MM after-tax) of the pension-related gain.

     - 1Q '08 included $1MM ($0MM after-tax) of reengineering reversals versus $2MM ($1MM after-tax) of reengineering expense in 1Q '07.

     - Pre-tax Margin: Was 33.4% in 1Q '08 versus 36.4% in 4Q '07 and 42.6% in 1Q '07.

     -    Effective Tax Rate: Was 33% in 1Q '08 and in 4Q '07 versus 37% in 1Q
          '07.

o Discount Revenue, Fees and Other Revenue: Increased 18%, reflecting growth in merchant-related revenues, primarily from the 14% increase in global card billed business and higher GNS-related revenues.

o Cardmember Lending Interest Expense: The expense credit decreased 7% due to a slightly lower rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

o Other Interest Expense: The expense credit decreased 29% reflecting the impact of a lower effective cost of funds on charge card-related transfer pricing, which recognizes the merchant services' accounts payable-related funding benefit.

o Marketing and Promotion Expenses: Increased 5%, reflecting higher partner-related advertising costs.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2008 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

o Human Resources and Other Operating Expenses: Increased 26% primarily due to higher litigation-related expenses, greater human resources expense, which reflected the 1Q '07 pension related gain and expansion of the merchant sales force, as well as other increased volume-related expenses.

o Provisions for Losses: Increased more than 100% due to a reduction in merchant-related reserves in 1Q '07, primarily attributable to Delta Air Lines' emergence from bankruptcy, as well as additional merchant-related reserves in 1Q '08, due to the generally weaker U.S. economic conditions.

                INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

This release includes forward-looking statements, which are subject to risks and uncertainties. The forward-looking statements, which address the Company's expected business and financial performance, among other matters, contain words such as "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: consumer and business spending on the Company's credit and charge card products and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the economic environment, and the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new Cardmembers, reduce Cardmember attrition, capture a greater share of existing Cardmembers' spending, and sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the Global Network Services business; the Company's ability to manage credit risk related to consumer debt, business loans, merchants and other credit trends, which will depend in part on the economic environment, the rates of bankruptcies and unemployment, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products, and on the effectiveness of the Company's credit models; the impact of the Company's efforts to deal with delinquent Cardmembers in the current challenging economic environment, which may affect payment patterns of Cardmembers, the Company's near-term write-off rates, including in the second quarter of 2008, and the volumes of the Company's loan balances in 2008; fluctuations in interest rates (including fluctuations in benchmarks, such as LIBOR and other benchmark rates, used to price loans and other indebtedness, as well as credit spreads in the pricing of loans and other indebtedness), which impact the Company's borrowing costs, return on lending products and the value of the Company's investments; the Company's ability to meet its ROE target range of 33 to 36 percent on average and over time, which will depend in part on factors such as the Company's ability to generate sufficient revenue growth and achieve sufficient margins, fluctuations in the capital required to support its businesses, the mix of the Company's financings, and fluctuations in the level of the Company's shareholders' equity due to share repurchases, dividends, changes in accumulated other comprehensive income and accounting changes, among other things; the actual amount to be spent by the Company on marketing, promotion, rewards and Cardmember services based on management's assessment of competitive opportunities and other factors affecting its judgment; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; fluctuations in foreign currency exchange rates; the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35 percent of annually-generated capital, and returning approximately 65 percent of such capital to shareholders, over time, which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the success of the Global Network Services business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides Global Network Services' bank partners in the United States the benefits of greater Cardmember loyalty and higher spend per customer, and merchant benefits such as greater transaction volume and additional higher spending customers; trends in travel and entertainment spending and the overall level of consumer confidence; the uncertainties associated with acquisitions, including, among others, the failure to realize anticipated business retention, growth and cost savings, as well as the ability to effectively integrate the acquired business into the Company's existing operations; the underlying assumptions and expectations related to the sale of the American Express Bank Ltd. businesses and the transaction's impact on the Company's earnings proving to be inaccurate or unrealized; the success, timeliness and financial impact (including costs, cost savings and other benefits including increased revenues), and beneficial effect on the Company's operating expense to revenue ratio, both in the short-term and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the Company's ability to reinvest the benefits arising from such reengineering actions in its businesses; bankruptcies, restructurings, consolidations or similar events (including, among others, the proposed Delta Northwest merger) affecting the airline or any other industry representing a significant portion of the Company's billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; a downturn in the Company's businesses and/or negative changes in the Company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; accuracy of estimates for the fair value of the assets in the Company's investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to the Company's lending securitizations; the Company's ability to invest in technology advances across all areas of its business to stay on the leading edge of technologies applicable to the payments industry; the Company's ability to protect its intellectual property rights (IP) and avoid infringing the IP of other parties; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, natural disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations; accounting changes; outcomes and costs associated with litigation and compliance and regulatory matters; and competitive pressures in all of the Company's major businesses. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and its other reports filed with the SEC.